EXHIBIT 99.1

	Contacts:	Rob Stewart
Investor Relations
FOR RELEASE		Tel (949) 480-8300
January 09, 2006		Fax (949) 480-8301
Email: rs@acaciares.com

ACACIA RESEARCH ANNOUNCES PLAN FOR
COMBIMATRIX TO BECOME INDEPENDENT PUBLIC COMPANY

Newport Beach, CA. - (BUSINESS WIRE) January 09, 2006 - Acacia Research Corporation (Nasdaq: ACTG: CBMX) announced today that its Board of Directors has approved a plan for its wholly-owned subsidiary, CombiMatrix Corporation, to become an independent public company. Acacia expects to complete the transaction in the second quarter of 2006 subject to receiving a satisfactory tax opinion from legal counsel and completing the required filings with the Securities and Exchange Commission. If the conditions are met, Acacia will redeem all of the issued and outstanding shares of Acacia Research-CombiMatrix common stock (CBMX) for all of the common stock of CombiMatrix Corporation, which will register its stock under the Securities Act of 1934 and plans to list its shares for trading on Nasdaq.

“The Board of Directors decision enables CombiMatrix Corporation to become an independent public company. This will benefit both companies by eliminating the risk factors associated with the current capital structure,” commented Paul Ryan, Chairman and CEO of Acacia. “The separation of the two companies should enable each company to optimize its own identity and business strategy, making an investment in the companies more attractive to investors,” concluded Mr. Ryan.

Dr. Amit Kumar, President and CEO of CombiMatrix said, “As an independent public company, CombiMatrix Corporation should have better visibility in the health care market and enable the public markets to better value the company.”

ABOUT ACACIA RESEARCH CORPORATION

Acacia Research Corporation comprises two operating groups, Acacia Technologies group and CombiMatrix group.

The Acacia Technologies group develops, acquires, and licenses patented technologies.  Acacia controls 38 patent portfolios, which include over 140 U.S. patents, and certain foreign counterparts, covering technologies used in a wide variety of industries including audio/video enhancement & synchronization, broadcast data retrieval, computer memory cache coherency, credit card fraud protection, database management, data encryption & product activation, digital media transmission (DMT®), digital video production, dynamic manufacturing modeling, enhanced Internet navigation, hearing aid ECS, image resolution enhancement, interactive data sharing, interactive television, laptop docking station connectivity, microprocessor enhancement, multi-dimensional bar codes, network data storage, resource scheduling, rotational video imaging, spreadsheet automation, user activated Internet advertising and web conferencing & collaboration software.

The CombiMatrix group is developing a platform technology to rapidly produce customizable arrays, which are semiconductor-based tools for use in identifying and determining the roles of genes, gene mutations and proteins.  The CombiMatrix's group's technology has a wide range of potential applications in the areas of genomics, proteomics, biosensors, drug discovery, drug development, diagnostics, combinatorial chemistry, material sciences and nanotechnology.

Acacia Research-Acacia Technologies (Nasdaq: ACTG) and Acacia Research-CombiMatrix (Nasdaq: CBMX) are both classes of common stock issued by Acacia Research Corporation and are intended to reflect the performance of the respective operating groups and are not issued by the operating groups.

Information about the Acacia Technologies group and the CombiMatrix group is available at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.